Exhibit 99.7

CONSENT OF BANCO BTG PACTUAL S.A.

April 25, 2012

We hereby consent to (i) the inclusion of our opinion, dated August 13, 2010, to TAM S.A. as Annex B-1 to the offer to exchange/prospectus forming part of Amendment No. 5 to the Registration Statement on Form F-4 of LAN Airlines S.A. and Holdco II S.A. (the “Registration Statement”), (ii) the inclusion of our opinion, dated November 16, 2011, to TAM S.A. as Annex B-2 to the offer to exchange/prospectus forming part of the Registration Statement and (iii) the references made to our firm and such opinions in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Additionally, such consent does not cover any other amendments to the Registration Statement.

BANCO BTG PACTUAL S.A.

By:	/s/ Bruno Alexandre Licarião Rocha
	Name:	Bruno Alexandre Licarião Rocha
	Title:	Attorney-in-Fact

By:	/s/ Marcelo Bittencourt Guariento
	Name:	Marcelo Bittencourt Guariento
	Title:	Attorney-in-Fact